EXHIBIT 23.1

                       Consent of Independent Auditors

          We consent to the incorporation by reference in this Annual Report (Form 10-K) of Standard Financial, Inc. of our report dated January 27, 1997, included in the 1996 Annual Report to Stockholders of Standard Financial, Inc.

                                        ERNST & YOUNG LLP

          Chicago, Illinois
          March 26, 1997